Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND COMPLETELY RESTATED LEASE

This First Amendment to Amended and Completely Restated Lease (this “Amendment”) is entered into to be effective as of November 1, 2022 (the “Effective Date”), by and between Lauren Real Estate Holding LLC, an Ohio limited liability company (“Landlord”) and Quanex IG Systems, Inc., an Ohio corporation (“Tenant”) and is intended to amend that certain Amended and Completely Restated Lease, dated August 25, 2016 (the “Lease”). Hereafter, Landlord and Tenant are sometimes referred to as a “party” and collectively as the “parties”.

RECITALS

A.            Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Lease.

B.            Landlord and Tenant are parties to the Lease.

C.            Pursuant to Section 26.14 of the Lease, the Lease may be amended by a writing signed by Landlord and Tenant.

D.            Landlord and Tenant have agreed to enter into this Amendment to memorialize the Extension Premises Rent, extend Tenant a third renewal option and address certain other matters as set forth herein.

OPERATIVE PROVISIONS

NOW, THEREFORE, in consideration of the foregoing Recitals, which Recitals are incorporated herein by this reference, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants contained herein, the parties agree as follows:

1.	Proportionate Share. Section 1.4(b) of the Lease is hereby amended and restated in its entirety as follows:

“(b)       Notwithstanding anything to the contrary, the parties stipulate and agree that, as of November 1, 2022, the Original Premises consists of 313,595 square feet of rentable area and the Expansion Premises consists of 60,000 square feet of rentable area, the Entire Property will contain 499,674 square feet of rentable area, and Tenant’s proportionate share thereof will be (74.77%) (“Tenant’s Proportionate Share”).”

2.	Original Premises Rent. Section 4.2(b) of the Lease is hereby amended and restated in its entirety as follows:

“(b)       At the beginning of the fourth (4th) Lease Year, and on each third (3rd) anniversary thereafter during the Term, and during any Extension Term (each, a “Rent Reset Date”), the Original Premises Rent shall be adjusted for the ensuing three (3) Lease Years by the percentage increase of the United States Department of Labor, Bureau of Labor Statistics, Revised Consumer Price Index, all urban consumers, U.S. city average, all items (1982-1984 equals 100) (the “CPI”), if any, as of the applicable Rent Reset Date over the CPI as of the next most recent preceding Rent Reset Date. For purposes of the foregoing formula, the Effective Date shall be considered the initial Rent Reset Date.”

3.	Expansion Premises Rent. Section 4.3(b) of the Lease is hereby amended and restated in its entirety as follows:

“(b)       Tenant will, from and after the Expansion Premises Commencement Date, pay Expansion Premises Rent on a monthly basis. The amount of each monthly payment of Expansion Premises Rent (herein so called) shall be (i) for the period beginning on the Expansion Premises Commencement Date and ending on the date immediately prior to the commencement of any Extension Term, the amount that would amortize ninety percent (90%) of the amount determined pursuant to Section 4.3(a) hereof, in equal monthly installments, with an imputed annual interest rate of five percent (5%) commencing on the Expansion Premises Commencement Date, over a period of fifteen (15) years, and (ii) during any Extension Term, an amount equal to the product of (x) the Original Premises Rent applicable during such Extension Term, divided by (y) the square footage of the Original Premises as set forth in the Lease, multiplied by (z) the square footage of the Expansion Premises as set forth in the Lease. For the avoidance of doubt, notwithstanding anything to the contrary, during any Extension Term the Expansion Premises Rent shall be equal to the Original Premises Rent when calculated on a per-square-footage basis.”

4.	Obligation to Amend Lease. Section 4.3(c) of the Lease is hereby deleted and removed in its entirety.

5.	Additional Option to Renew. Section 6.1 of the Agreement is hereby amended and restated in its entirety as follows:

“6.1         So long as Tenant is not in default of this Lease beyond applicable notice and cure periods, Tenant shall have the right and option, but not the obligation, to extend the Term of this Lease for up to three (3) periods of five (5) years each (each, an “Extension Term”), commencing immediately following the expiration of the then current Term. Tenant may exercise its right to extend the term of this Lease for each Extension Term by delivering written notice (an “Extension Notice”) thereof to Landlord no less than six (6) months and no more than twelve (12) months before the expiration of the then current Term of this Lease. Tenant’s lease of the Premises during each Extension Term shall be on all of the same terms and conditions of this Lease, except that the Fixed Rent and Expansion Premises Rent shall be adjusted in accordance with Section 4.2 hereof.”

6.	Exhibit F. Exhibit F of the Lease is hereby deleted and removed in its entirety.

7.	Miscellaneous.

(a)           Except as amended hereby, the Lease is and remains in full force and effect. All references to Lease shall hereafter mean and refer to the Lease as amended by this Amendment.

(b)          The headings of the Sections of this Amendment have been inserted for convenience only and shall in no way modify or restrict any provisions hereof, or be used to construe any such provisions.

(c)           If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and this Amendment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Amendment.

(d)           This Amendment, together with the Lease as amended hereby, constitutes the entire agreement between the parties, and supersedes all prior negotiations, with respect to the subject matters set forth herein. This Amended may not be modified except by an instrument in writing executed by the parties.

(e)           This Amendment may be executed in multiple counterparts, each of which shall be considered an original but all of which taken together shall constitute one and the same instrument.

(f)           This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

(g)           Electronic signatures may be used in place of original signatures on this Amendment. The parties hereto intend to be bound by the signatures on the electronic document, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the use of an electronic signature; provided, however, that each party hereby agrees to execute and provide to the other party an original signature to this Amendment upon request.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the Effective Date.

LESSOR:

LAUREN REAL ESTATE HOLDING LLC, an Ohio limited liability company

By:	/s/ Kevin E. Gary
Name:	Kevin E. Gary
Its:	Manager

LESSEE:

QUANEX IG SYSTEMS, INC., an Ohio corporation

By:	/s/ Scott Zuehlke
Name:	Scott Zuehlke
Its:	Chief Financial Officer and Treasurer

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